Exhibit 99.1

Ichor Holdings, Ltd. Announces First Quarter 2021 Financial Results

FREMONT, Calif., May 4, 2021–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced first quarter 2021 financial results.

Highlights for the first quarter of 2021:

•	Revenues of $265 million, up 20% year-over-year and our eighth consecutive quarter of revenue growth;
•	Gross margin of 14.9% on a GAAP basis and 16.1% on a non-GAAP basis;
•	Net earnings of $0.51 per diluted share on a GAAP basis and $0.76 on a non-GAAP basis; and
•	Cash flow from operations of $26 million and free cash flow of $20 million.

“We are very pleased to report today a record quarter for Ichor, with revenues at the high end of our expectations and increasing 8% over a very strong fourth quarter,” commented Jeff Andreson, chief executive officer of Ichor. “Industry conditions for wafer fab equipment have continued to strengthen for four straight quarters now, and, in turn, we have demonstrated strong execution in a challenging operating environment in order to ramp our business in response to customer demand. In Q1, we again exhibited the operating leverage in our business model, with quarter-on-quarter increases in both gross margin and operating margin, while also delivering another quarter of strong free cash flow generation.” Mr. Andreson concluded, “Our current visibility through the end of 2021 indicates a stronger Q2 compared to Q1, a stronger second half compared to the first half, and continued incremental improvements to our profitability. With industry growth currently expected to continue through both this year and next year, we believe Ichor is extremely well-positioned to continue to deliver strong revenue growth and operational leverage.”

	Q1 2021	Q4 2020	Q1 2020
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$264,566	$244,966	$220,028
Gross margin	14.9%	14.0%	13.1%
Operating margin	6.9%	5.8%	2.5%
Net income	$14,638	$12,521	$3,399
Diluted EPS	$0.51	$0.51	$0.15

	Q1 2021	Q4 2020	Q1 2020
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	16.1%	15.8%	13.8%
Operating margin	10.2%	10.0%	7.2%
Net income	$21,725	$19,834	$12,058
Diluted EPS	$0.76	$0.81	$0.52

U.S. GAAP Financial Results Overview

For the first quarter of 2021, revenue was $264.6 million, net income was $14.6 million, and net income per diluted share (“diluted EPS”) was $0.51. This compares to revenue of $245.0 million and $220.0 million, net income of $12.5 million and $3.4 million, and diluted EPS of $0.51 and $0.15, for the fourth and first quarter of 2020, respectively.

Non-GAAP Financial Results Overview

For the first quarter of 2021, non-GAAP net income was $21.7 million and non-GAAP diluted EPS was $0.76. This compares to non-GAAP net income of $19.8 million and $12.1 million, and non-GAAP diluted EPS of $0.81 and $0.52, for the fourth and first quarter of 2020, respectively.

Second Quarter 2021 Financial Outlook

For the second quarter of 2021, we expect revenue to be in the range of $270 million to $300 million. We expect GAAP diluted EPS to be in the range of $0.59 to $0.76 and non-GAAP diluted EPS to be in the range of $0.77 to $0.93.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the first quarter of 2021 with cash of $242.9 million, a decrease of $10.0 million from the end of the prior quarter. The decrease from the end of the prior quarter was primarily due to payments on long-term debt of $32.2 million, of which $30.0 million was a paydown on our revolving credit facility, and capital expenditures of $5.4 million, partially offset by cash provided by operating activities of $25.6 million and net proceeds from the issuance of shares under our share-based compensation plans of $2.0 million.

Our cash provided by operating activities of $25.6 million for the first quarter of 2021 consisted of net income of $14.6 million, net non-cash charges of $8.8 million, and a decrease in our net operating assets and liabilities of $2.2 million. Net non-cash charges primarily consisted of depreciation and amortization of $5.7 million, share-based compensation of $2.4 million, and deferred taxes of $0.5 million. The increase in our net operating assets and liabilities was primarily due to an increase in accounts payable of $22.1 million, partially offset by increases in inventories and accounts receivable of $9.3 million and $7.7 million, respectively, and a decrease in accrued liabilities of $3.5 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including contract settlement losses and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Free cash flow is defined as cash provided by operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our first quarter 2021 results and business outlook on May 4, 2021, at 1:30 p.m. PDT.

To listen to a live webcast of the call, please visit our investor relations website at ir.ichorsystems.com, or go to the live link at webcasts.eqs.com/ichorholdings20210504. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13718578.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended March 26, 2021, December 25, 2020, and March 27, 2020 were all 13 weeks. References to the first quarter of 2021 and the fourth and first quarter of 2020 relate to the three-month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our second fiscal quarter of 2021, statements regarding the impacts of the COVID-19 pandemic, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 5, 2021.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	March 26, 2021	December 25, 2020
Assets
Current assets:
Cash	$242,946	$252,899
Accounts receivable, net	108,674	100,977
Inventories	144,062	134,756
Prepaid expenses and other current assets	7,347	7,082
Total current assets	503,029	495,714
Property and equipment, net	46,849	41,811
Operating lease right-of-use assets	9,378	10,088
Other noncurrent assets	5,800	5,503
Deferred tax assets, net	5,812	6,324
Intangible assets, net	36,454	39,845
Goodwill	174,887	174,887
Total assets	$782,209	$774,172
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$140,669	$116,664
Accrued liabilities	16,992	20,792
Other current liabilities	11,778	10,700
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	4,895	5,128
Total current liabilities	183,084	162,034
Long-term debt, less current portion, net	159,576	191,522
Lease liabilities, less current portion	4,804	5,272
Deferred tax liabilities, net	109	109
Other non-current liabilities	3,574	3,546
Total liabilities	351,147	362,483
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 28,070,251 and 27,907,077 shares outstanding, respectively; 32,507,690 and 32,344,516 shares issued, respectively)	3	3
Additional paid in capital	404,046	399,311
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)
Retained earnings	118,591	103,953
Total shareholders’ equity	431,062	411,689
Total liabilities and shareholders’ equity	$782,209	$774,172

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 26, 2021	December 25, 2020	March 27, 2020
Net sales	$264,566	$244,966	$220,028
Cost of sales	225,054	210,616	191,254
Gross profit	39,512	34,350	28,774
Operating expenses:
Research and development	3,515	3,261	3,322
Selling, general, and administrative	14,349	13,516	16,618
Amortization of intangible assets	3,391	3,357	3,334
Total operating expenses	21,255	20,134	23,274
Operating income	18,257	14,216	5,500
Interest expense	1,919	1,999	2,374
Other expense (income), net	185	321	(31)
Income before income taxes	16,153	11,896	3,157
Income tax expense (benefit)	1,515	(625)	(242)
Net income	$14,638	$12,521	$3,399
Net income per share:
Basic	$0.52	$0.52	$0.15
Diluted	$0.51	$0.51	$0.15
Shares used to compute net income per share:
Basic	28,004,248	24,066,287	22,737,163
Diluted	28,729,112	24,370,434	23,181,127

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 26, 2021	December 25, 2020	March 27, 2020
Cash flows from operating activities:
Net income	$14,638	$12,521	$3,399
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,657	6,217	5,737
Share-based compensation	2,415	2,452	2,865
Deferred income taxes	512	(1,751)	722
Amortization of debt issuance costs	242	242	243
Loss on sale of asset disposal group	—	3,575	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(7,697)	3,144	(2,724)
Inventories	(9,306)	2,019	(16,684)
Prepaid expenses and other assets	512	(1,604)	(868)
Accounts payable	22,101	9,184	(12,380)
Accrued liabilities	(3,467)	3,720	(568)
Other liabilities	41	418	(778)
Net cash provided by (used in) operating activities	25,648	40,137	(21,036)
Cash flows from investing activities:
Capital expenditures	(5,400)	(2,010)	(2,470)
Cash paid for acquisitions, net of cash acquired	—	(5,035)	—
Proceeds from sale of property and equipment	—	739	—
Net cash used in investing activities	(5,400)	(6,306)	(2,470)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	139,372	—
Issuance of ordinary shares under share-based compensation plans	2,654	3,223	2,658
Employees' taxes paid upon vesting of restricted share units	(667)	(259)	(993)
Borrowings on revolving credit facility	—	—	5,000
Repayments on revolving credit facility	(30,000)	—	—
Repayments on term loan	(2,188)	(2,187)	(2,188)
Net cash provided by (used in) financing activities	(30,201)	140,149	4,477
Net increase (decrease) in cash	(9,953)	173,980	(19,029)
Cash at beginning of period	252,899	78,919	60,612
Cash at end of period	$242,946	$252,899	$41,583
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,842	$1,809	$2,136
Cash paid during the period for taxes, net of refunds	$667	$71	$34
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$2,273	$369	$652
Right-of-use assets obtained in exchange for new operating lease liabilities	$364	$314	$328

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 26, 2021	December 25, 2020	March 27, 2020
U.S. GAAP gross profit	$39,512	$34,350	$28,774
Non-GAAP adjustments:
Share-based compensation	306	267	196
Other non-recurring expense, net (1)	106	3,743	—
Contract settlement loss (2)	—	—	1,386
Facility shutdown costs (3)	2,399	332	—
Fair value adjustment to inventory from acquisitions (4)	211	—	—
Non-GAAP gross profit	$42,534	$38,692	$30,356
U.S. GAAP gross margin	14.9%	14.0%	13.1%
Non-GAAP gross margin	16.1%	15.8%	13.8%

(1)	Included in this amount for the first quarter of 2021 is primarily a non-recurring settlement charge.

Included in this amount for the fourth quarter of 2020 is a $3.6 million loss on the sale of inventories and property and equipment from our Tampa, Florida facility. Additionally, fourth quarter 2020 includes costs associated with restructuring and transitioning key leadership roles.

(2)	During the first quarter of 2020, we reached a mutual settlement with the counterparty of a contract dispute and, accordingly, recorded a $1.4 million contract settlement loss to cost of sales.
(3)

Included in this amount for the first quarter of 2021 are write-off costs associated with inventories determined during the quarter to be obsolete and severance costs associated with affected employees of $2.2 million and $0.2 million, respectively.

Included in this amount for the fourth quarter of 2020 are severance costs and accelerated depreciation charges associated with property and equipment expected to be abandoned at the time of facility closure of $0.1 million and $0.2 million, respectively. These charges relate to the planned closure of our manufacturing facility in Union City, California, which we ceased operations in shortly after the close of our 2021 first quarter.

(4)

As part of our purchase price allocation for our acquisition of a precision machining operation in Mexico in December 2020, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $0.2 million. This was subsequently released to cost of sales in the first quarter of 2021 as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 26, 2021	December 25, 2020	March 27, 2020
U.S. GAAP operating income	$18,257	$14,216	$5,500
Non-GAAP adjustments:
Amortization of intangible assets	3,391	3,357	3,334
Share-based compensation	2,415	2,452	2,865
Other non-recurring expense, net (1)	278	4,057	2,690
Contract settlement loss (2)	—	—	1,386
Facility shutdown costs (3)	2,510	446	—
Fair value adjustment to inventory from acquisitions (4)	211	—	—
Non-GAAP operating income	$27,062	$24,528	$15,775
U.S. GAAP operating margin	6.9%	5.8%	2.5%
Non-GAAP operating margin	10.2%	10.0%	7.2%

(1)

Included in this amount for the first quarter of 2021 are (i) non-capitalized costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley (“SOX”) compliance program and (ii) a non-recurring settlement charge.

Included in this amount for the fourth quarter of 2020 are primarily (i) a $3.6 million loss on the sale of inventories and property and equipment from our Tampa, Florida facility, (ii) non-capitalized costs incurred in connection with our implementation of a new ERP system and a SOX compliance program, and (iii) costs associated with restructuring and transitioning key leadership roles.

Included in this amount for the first quarter of 2020 are (i) a $1.8 million bonus payment to our former CEO in connection with his transition to executive chairman, (ii) acquisition-related expenses, comprised primarily of expense associated with a two-year retention agreement between the Company and key management personnel of IAN (the “IAN retention agreement”), which we acquired in April 2018, and (iii) non-capitalizable costs incurred in connection with our implementation of a new ERP system and a SOX compliance program.

(2)	See footnote 2 on page 8.
(3)

Included in this amount for the first quarter of 2021 are write-off costs associated with inventories determined during the quarter to be obsolete and severance costs associated with affected employees of $2.2 million and $0.2 million, respectively.

Included in this amount for the fourth quarter of 2020 are severance costs and accelerated depreciation charges associated with property and equipment expected to be abandoned at the time of facility closure of $0.1 million and $0.3 million, respectively. These charges relate to the planned closure of our manufacturing facility in Union City, California, which we ceased operations in shortly after the close of our 2021 first quarter.

(4)	See footnote 4 on page 8.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 26, 2021	December 25, 2020	March 27, 2020
U.S. GAAP net income	$14,638	$12,521	$3,399
Non-GAAP adjustments:
Amortization of intangible assets	3,391	3,357	3,334
Share-based compensation	2,415	2,452	2,865
Other non-recurring expense, net (1)	278	4,057	2,690
Contract settlement loss (2)	—	—	1,386
Facility shutdown costs (3)	2,510	446	—
Fair value adjustment to inventory from acquisitions (4)	211	—	—
Tax adjustments related to non-GAAP adjustments (5)	(1,718)	(2,999)	(1,616)
Non-GAAP net income	$21,725	$19,834	$12,058
U.S. GAAP diluted EPS	$0.51	$0.51	$0.15
Non-GAAP diluted EPS	$0.76	$0.81	$0.52
Shares used to compute diluted EPS	28,729,112	24,370,434	23,181,127

(1)	See footnote 1 on page 9.
(2)	See footnote 2 on page 8.
(3)	See footnote 3 on page 9.
(4)	See footnote 4 on page 8.
(5)

Adjusts U.S. GAAP income tax expense (benefit) for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended
	March 26, 2021	December 25, 2020	March 27, 2020
Net cash provided by (used in) operating activities	$25,648	$40,137	$(21,036)
Capital expenditures	(5,400)	(2,010)	(2,470)
Free cash flow	$20,248	$38,127	$(23,506)